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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41543 and No. 333-46655 of EduTrek International, Inc. on Form S-8 of our report dated March 25, 1999 appearing in the Annual Report on Form 10-K of EduTrek International, Inc. for the seven months ended December 31, 1998.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 30, 1999